Exhibit 32.2

SECTION 1350 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:

(1)	the Annual Report of the Company on Form 10-K/A for the period ended February 29, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 24, 2020

/s/ Ryan A. Hornaday
Ryan A. Hornaday
Executive Vice President, Chief Financial Officer and Treasurer